Extractive Sector Transparency Measures Act - Annual Report
Reporting Entity Name	Energy Fuels Inc.
Reporting Year	From	1/1/2025	To:	12/31/2025	Date submitted	9/3/2026
Reporting Entity ESTMA Identification Number	E541761		Original Submission Amended Report		Report Version
2
Other Subsidiaries Included (optional field)

Not Consolidated

Not Substituted

Attestation by Reporting Entity
In accordance with the requirements of the ESTMA, and in particular section 9 thereof, I attest I have reviewed the information contained in the ESTMA report for the entity(ies) listed above. Based on my knowledge, and having exercised reasonable diligence, the information in the ESTMA report is true, accurate and complete in all material respects for the purposes of the Act, for the reporting year listed above.

Full Name of Director or Officer of Reporting Entity	Nathan Bennett				Date	9/3/2026
Position Title	CFO

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	1/1/2025	To:	12/31/2025
Reporting Entity Name	Energy Fuels Inc.				Currency of the Report	USD
Reporting Entity ESTMA Identification Number	E541761
Subsidiary Reporting Entities (if necessary)
Payments by Payee
Country	Payee Name[1]	Departments, Agency, etc... within Payee that Received Payments[2]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid to Payee	Notes[34]
Australia	Government of Western Australia	Department of Finance	635,540							635,540
Kenya	Government of Kenya	Ministry of Minng, Blue Economy and Maritime Affairs		2,319,704						2,319,704
Kenya	Government of Kenya	Kenya Revenue Authority	313,038							313,038
Kenya	Government of Kenya	Ministry of Transport, Infrastructure, Housing & Urban Development			74,752					74,752
Madagascar	Government of Madagascar	Ministry of Mines			107,914					107,914
United States of America	Government of the United States of America	Bureau of Land Management			652,600					652,600
United States of America	Johnson County	Johnson County Clerk	139,651		532					140,183
United States of America	San Juan County	San Juan County Treasurer	629,983	263						630,246
United States of America	State of Utah			176,955	460,040					636,995
United States of America	State of Utah	Utah State Tax Commission			208,413					208,413
United States of America	State of Wyoming	Wyoming Dept of Environmental Quality			164,209					164,209

Additional Notes:	The payments to Australia were converted using the AUD:USD exchange rate of .64448 which is the rate used in the EFR Australia consolidated financial statements as of December 31, 2025. The payments to Kenya were converted using the KES:USD exchange rate of .00773 which is the rate used for the consolidated financial statements as of December 31, 2025. The payments made to Madagascar were converted using the MGA:USD exchange rate of .0002 which is the rate used for the consolidated financial statements as of December 31, 2025.

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	1/1/2025	To:	12/31/2025
Reporting Entity Name	Energy Fuels Inc.				Currency of the Report	USD
Reporting Entity ESTMA Identification Number	E541761
Subsidiary Reporting Entities (if necessary)
Payments by Project
Country	Project Name[1]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid by Project	Notes[23]
United States of America	Nichols Ranch	139,651		817,341					956,992
United States of America	White Mesa Asset Group	629,983	263	-					630,246
United States of America	Colorado Plateau		176,955	668,453					845,408
Australia	Australia Back Office	635,540							635,540
Kenya	Kwale Project	313,038	2,319,704	74,752					2,707,494
Madagascar	Vara Mada Project			107,914					107,914
Additional Notes[3]:	The payments to Australia were converted using the AUD:USD exchange rate of .64448 which is the rate used in the EFR Australia consolidated financial statements as of December 31, 2025. The payments to Kenya were converted using the KES:USD exchange rate of .00773 which is the rate used for the consolidated financial statements as of December 31, 2025. The payments made to Madagascar were converted using the MGA:USD exchange rate of .0002 which is the rate used for the consolidated financial statements as of December 31, 2025.